UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 30, 2016

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2016, Michael Mulica, President, Worldwide Sales and Business Development, will transition from employment with RealNetworks, Inc. to serving in a consulting capacity for a ten-month period. In connection with the transition, RealNetworks and Mr. Mulica entered into a Transition and Release Agreement, dated March 30, 2016, pursuant to which Mr. Mulica will serve as a Senior Advisor and RealNetworks agrees to provide a monthly cash payment of $30,000, continued vesting of outstanding options during the consulting period, extension of the post-termination exercise period to one year following the termination of Mr. Mulica's consulting services to the company, and eligibility for continuing health coverage for Mr. Mulica and his dependents during the consultancy period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: April 1, 2016